Exhibit 99.3

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

On March 29, 2013, Altisource Portfolio Solutions S.A., together with its subsidiaries, (which may be referred to as Altisource, the Company we, us or our) acquired certain fee-based businesses associated with Ocwen Financial Corporation’s (“Ocwen”) acquisition of Homeward Residential, Inc. (“Homeward”) (the “Acquisition”).  As part of the Acquisition, Ocwen agreed not to develop similar fee-based businesses that would directly or indirectly compete with services provided by Altisource relative to the Homeward servicing portfolio.  Additionally, the terms of certain service agreements between Altisource and Ocwen were amended to extend the term from 2020 to August 2025.  We paid $87.0 million, subject to a working capital and net income adjustment within 90 days, for the Homeward fee-based businesses.

The unaudited pro forma combined statement of operations for the three months ended March 31, 2013 combines the consolidated results of operations of Altisource for the three months ended March 31, 2013 and the combined results of operations of Beltline Road Insurance Agency, Inc., Power Default Services, Inc., Power REO Management Services, Inc. and Power Valuation Services, Inc. (the “Homeward fee-based businesses”) for the three months ended December 31, 2012 and is presented as if the Acquisition had occurred on January 1, 2013.  The unaudited pro forma combined statement of operations for the year ended December 31, 2012 combines the consolidated results of operations of Altisource for the year ended December 31, 2012 and the combined results of operations of the Homeward fee-based businesses for the fiscal year ended September 30, 2012 and is presented as if the Acquisition had occurred on January 1, 2012.  A pro forma balance sheet has not been included as the Acquisition is already reflected in Altisource’s consolidated balance sheet as of March 31, 2013, as reported in its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on April 25, 2013.

The historical consolidated financial information of Altisource and the historical combined financial information of the Homeward fee-based businesses have been adjusted in the unaudited pro forma combined statements of operations to give effect to pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable and (3) expected to have a continuing impact on the combined results.  The unaudited pro forma combined statements of operations should be read in conjunction with the accompanying notes thereto.  In addition, the unaudited pro forma combined statements of operations were based on and should be read in conjunction with the:

•                  Historical unaudited consolidated financial statements of Altisource for the three months ended March 31, 2013 and the related notes that are included in its Quarterly Report on Form 10-Q filed with the SEC on April 25, 2013;

•                  Historical audited consolidated financial statements of Altisource for the year ended December 31, 2012 and the related notes that are included in its Annual Report on Form 10-K filed with the SEC on February 13, 2013;

•                  Historical unaudited combined financial statements of the Homeward fee-based businesses for the three months ended December 31, 2012 and the related notes that are included herein as Exhibit 99.2; and

•                  Historical audited combined financial statements of the Homeward fee-based businesses for the fiscal year ended September 30, 2012 and the related notes that are included herein as Exhibit 99.1.

The unaudited pro forma combined statements of operations are provided for informational purposes only and are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the Acquisition been completed as of the dates indicated because of differences in business practices and cost structure between Altisource and the Homeward fee-based businesses.  In addition, the unaudited pro forma combined statements of operations do not purport to project the future operating results of the combined companies nor do they reflect expected realization of any cost savings associated with the Acquisition.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

Three months ended March 31, 2013

(in thousands, except per share data)

		Homeward
		fee-based
	Altisource	businesses		Note	Pro forma	Note	Altisource
	historical	historical	Reclassifications	2	adjustments	3	pro forma
Revenue	$148,827	$21,657	$—		$—		$170,484

Cost of revenue:
Cost of revenue	96,962	—	11,951	A	(6)	A,B	108,907
General servicing expense	—	6,522	(6,522)	A	—		—
Compensation and benefits expense	—	4,000	(4,000)	A	—		—
Occupancy and equipment expense	—	795	(795)	A	—		—
Technology and communications expense	—	261	(261)	A	—		—
Professional services expense	—	366	(366)	A	—		—
Depreciation expense	—	7	(7)	A	—		—
Total cost of revenue	96,962	11,951	—		(6)		108,907

Gross profit	51,865	9,706	—		6		61,577
Selling, general and administrative expenses	18,680	3,296	—		3,666	C	25,642

Income from operations	33,185	6,410	—		(3,660)		35,935
Other income (expense), net:
Interest expense	(3,212)	—	—		—		(3,212)
Interest income	—	4	(4)	B	—		—
Other income (expense), net	705	—	4	B	—		709
Total other income (expense), net	(2,507)	4	—		—		(2,503)

Income before income taxes and non-controlling interests	30,678	6,414	—		(3,660)		33,432
Income tax provision	(2,151)	(2,324)	—		2,131	D	(2,344)

Net income	28,527	4,090	—		(1,529)		31,088
Net income attributable to non-controlling interests	(1,009)	—	—		—		(1,009)

Net income attributable to Altisource	$27,518	$4,090	$—		$(1,529)		$30,079

Earnings per share:
Basic	$1.18						$1.29
Diluted	$1.10						$1.20

Weighted average shares outstanding:
Basic	23,374						23,374
Diluted	25,058						25,058

See accompanying notes to pro forma combined statements of operations.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

Year ended December 31, 2012

(in thousands, except per share data)

		Homeward
		fee-based
	Altisource	businesses		Note	Pro forma	Note	Altisource
	historical	historical	Reclassifications	2	adjustments	3	pro forma
Revenue	$568,360	$98,516	$—		$—		$666,876

Cost of revenue:
Cost of revenue	366,201	—	43,837	A	(32)	A,B	410,006
General servicing expense	—	26,987	(26,987)	A	—		—
Compensation and benefits expense	—	12,844	(12,844)	A	—		—
Occupancy and equipment expense	—	3,169	(3,169)	A	—		—
Technology and communications expense	—	555	(555)	A	—		—
Professional services expense	—	247	(247)	A	—		—
Depreciation expense	—	35	(35)	A	—		—
Total cost of revenue	366,201	43,837	—		(32)		410,006

Gross profit	202,159	54,679	—		32		256,870
Selling, general and administrative expenses	74,712	12,819	—		14,664	C	102,195

Income from operations	127,447	41,860	—		(14,632)		154,675
Other income (expense), net:
Interest expense	(1,210)	—	—		(4,881)	E	(6,091)
Interest income	—	3	(3)	B	—		—
Other income (expense), net	(1,588)	—	3	B	—		(1,585)
Total other income (expense), net	(2,798)	3	—		(4,881)		(7,676)

Income before income taxes and non-controlling interests	124,649	41,863	—		(19,513)		146,999
Income tax provision	(8,738)	(15,167)	—		13,600	D	(10,305)

Net income	115,911	26,696	—		(5,913)		136,694
Net income attributable to non-controlling interests	(5,284)	—	—		—		(5,284)

Net income attributable to Altisource	$110,627	$26,696	$—		$(5,913)		$131,410

Earnings per share:
Basic	$4.74						$5.63
Diluted	$4.43						$5.26

Weighted average shares outstanding:
Basic	23,358						23,358
Diluted	24,962						24,962

See accompanying notes to pro forma combined statements of operations.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

Notes to Unaudited Pro Forma Combined Statements of Operations

1.  Acquisition

Management has prepared a preliminary purchase price allocation and assigned associated asset lives based upon available information at the time of closing.  This preliminary allocation and assessment of asset lives will be revised as additional information about the fair value of assets and liabilities becomes available but will not exceed 12 months from the acquisition date.

The preliminary allocation of the purchase price is estimated as follows:

(in thousands)

Cash	$4,500
Accounts receivable	7,221
Receivable from Ocwen	318
Prepaid expenses and other current assets	347
Premises and equipment	9
Customer relationship	80,388
Assets acquired	92,783
Accounts payable and accrued expenses	(3,352)
Payable to Ocwen	(2,481)
Liabilities assumed
Purchase price	$86,950

The estimated lives of long-lived assets acquired are:

Estimated life
(in years)

Premises and equipment	2 — 5
Customer relationship	7

2.  Reclassifications

Certain amounts in the historical statements of income of the Homeward fee-based businesses have been reclassified to conform to Altisource’s presentation.  The details of these reclassifications are as follows (amounts below are in thousands):

Three months ended March 31, 2013

A.            To reclassify $11,951, which is the sum of following, to Cost of revenue:

•                  $6,522 of General servicing expense;

•                  $4,000 of Compensation and benefits expense;

•                  $795 of Occupancy and equipment expense;

•                  $261 of Technology and communications expense;

•                  $366 of Professional services expense; and

•                  $7 of Depreciation expense.

B.            To reclassify $4 of Interest income to Other income (expense), net.

Year ended December 31, 2012

A.            To reclassify $43,837, which is the sum of following, to Cost of revenue:

•                  $26,987 of General servicing expense;

•                  $12,844 of Compensation and benefits expense;

•                  $3,169 of Occupancy and equipment expense;

•                  $555 of Technology and communications expense;

•                  $247 of Professional services expense; and

•                  $35 of Depreciation expense.

B.            To reclassify $3 of Interest income to Other income (expense), net.

3.  Unaudited Pro Forma Combined Statements of Operations

The unaudited pro forma combined statements of operations give effect to the Acquisition as if it had occurred on January 1, 2013 with the respect to the three months ended March 31, 2013 and January 1, 2012 with respect to the year ended December 31, 2012.  The pro forma adjustments to the Altisource unaudited pro forma combined statements of operations are based on the following adjustments to the historical statements of operations of Altisource and the historical statements of income of the Homeward fee-based businesses (amounts below are in thousands):

Three months ended March 31, 2013

A.            To reverse $7 of historical depreciation expense on acquired premises and equipment based on historical carrying value.

B.            To record depreciation expense of $1 on acquired premises and equipment based on their fair value at March 29, 2013 and Altisource’s capitalization policy.

C.            To record amortization expense of $3,666 related to the acquired customer relationship intangible asset.

D.            To reduce the income tax provision by $2,131 to adjust the provision to reflect a combined international, federal and state effective tax rate of 7.01%.  We used the effective tax rate rather than our statutory tax rate of 28.8% because of a recurring foreign rate benefit we receive.

Year ended December 31, 2012

A.            To reverse $35 of historical depreciation expense on acquired premises and equipment based on historical carrying value.

B.            To record depreciation expense of $3 on acquired premises and equipment based on their fair value at March 29, 2013 and Altisource’s capitalization policy.

C.            To record amortization expense of $14,664 related to the acquired customer relationship intangible asset.

D.            To reduce the income tax provision by $13,600 to adjust the provision to reflect a combined international, federal and state effective tax rate of 7.01%.  We used the effective tax rate rather than our statutory tax rate of 28.8% because of a recurring foreign rate benefit we receive.

E.             To record additional interest expense of $4,881 on the new acquisition-related debt.  Altisource’s senior secured term loan (“SSTL”) bears interest at rates based upon, at our option, the Adjusted Eurodollar Rate or the Base Rate (each as defined in the Credit Agreement).  Eurodollar Rate loans will bear interest at a rate per annum equal to the sum of (i) the greater of (x) the Adjusted Eurodollar Rate for the applicable interest period and (y) 1.25% plus (ii) a 4.50% margin.  Base Rate loans will bear interest at a rate per annum equal to the sum of (i) the greater of (x) the Base Rate and (y) 2.25% plus (ii) a 3.50% margin.  The interest rate as of March 31, 2013 and December 31, 2012 was 5.75%.  For purposes of this pro forma adjustment, an annual interest rate of 5.75% was utilized.  The contractual quarterly principal repayments on the incremental SSTL were considered in determining the pro forma interest expense.

Interest expense also includes amortization of deferred financing fees and original issue discount on the SSTL using the effective interest rate method.